Exhibit 1.1

GENERAL ELECTRIC CAPITAL CORPORATION
17,500 Shares of Fixed-to-Floating Rate
Non-Cumulative Perpetual Preferred Stock
Series B, $0.01 par value

Underwriting Agreement
dated as of July 24, 2012

BARCLAYS CAPITAL INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MORGAN STANLEY & CO. LLC
UBS SECURITIES LLC
as Representatives of the several
Underwriters named in Schedule I attached hereto

c/o BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019

GOLDMAN, SACHS & CO.
200 West Street
New York, New York 10282

J.P. MORGAN SECURITIES LLC
383 Madison Avenue
New York, New York 10019

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED,
One Bryant Park
New York, New York 10036

MORGAN STANLEY & CO. LLC
1585 Broadway
New York, New York 10036

UBS SECURITIES LLC
677 Washington Boulevard
Stamford, CT 06901

Ladies and Gentlemen:

          General Electric Capital Corporation, a Delaware corporation (the “Company”), and you, as Representatives of the several underwriters (the “Underwriters”) named on Schedule I hereto, are entering into this Underwriting Agreement dated as of July 24, 2012. This Underwriting Agreement is referred to herein as the “Agreement”.

          The Company proposes to issue and sell an aggregate of 17,500 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01, of the Company (the “Preferred Stock”).

          An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933 (the “1933 Act”), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the offering and sale of securities of the Company, including the Preferred Stock, has been filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof. The registration statement is effective pursuant to the rules and regulations promulgated by the Commission under the 1933 Act (the “1933 Act Regulations”). As used in this Agreement:

          (i) “Permitted Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the 1933 Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Preferred Stock as listed on Schedule II hereto;

          (ii) “Preliminary Prospectus” means any preliminary prospectus supplement relating to the Preferred Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Base Prospectus;

          (iii) “Pricing Disclosure Material” means, as of the Pricing Effective Time, the most recent Preliminary Prospectus together with each Permitted Free Writing Prospectus filed or used by the Company on or before the Pricing Effective Time, other than a road show that is a Permitted Free Writing Prospectus under Rule 433 of the 1933 Act Regulations;

(iv) “Pricing Effective Time” means 4:30 P.M., New York City time, on the date of this Agreement;

          (v) “Prospectus” means the final prospectus supplement relating to the Preferred Stock, as filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Base Prospectus; and

          (vi) “Registration Statement” means the registration statement, as deemed revised at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act as such section applies to the Company and the Underwriters for such offering pursuant to Rule 430B(f)(1) and Rule 430B(f)(2) under the 1933 Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the 1933 Act, to be part of the Registration Statement at the Effective Time;

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the 1933 Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).

SECTION 1. REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to each Underwriter as of the date of this Agreement as follows:

          (a) the Company is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and assets and to transact or carry on the business in which it is engaged;

          (b) each document filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Registration Statement, Pricing Disclosure Material or Prospectus complied, in all material respects, when so filed with the 1934 Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus will comply, in all material respects, when so filed with the 1934 Act and the rules and regulations thereunder;

          (c) the Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus (and any amendments and supplements thereto, other than amendments or supplements relating solely to securities other than the Preferred Stock) will on the Closing Date comply, in all material respects, with the 1933 Act and the applicable rules and regulations of the Commission thereunder;

          (d) each Preliminary Prospectus filed pursuant to Rule 424 under the 1933 Act complied when so filed in all material respects with the 1933 Act and the rules and regulations thereunder;

          (e) the Registration Statement at the Effective Time did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as of its date and on the Closing Date did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (f) there has been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement, the Pricing Disclosure Material and the Prospectus (excluding any amendments or supplements to the Prospectus since the Pricing Effective Time);

          (g) at the Pricing Effective Time, the Pricing Disclosure Material did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (h) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the 1933 Act) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company is a “well-known seasoned issuer” as defined in Rule 405, including not being an “ineligible issuer”, in each case as defined in Rule 405 at the “determination dates” relevant to the offering and sale of Preferred Stock under the Registration Statement (as described in such definition); no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding, to the knowledge of the Company, for that purpose or pursuant to Section 8A of the 1933 Act has been initiated or threatened by the Commission;

          (i) the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the 1933 Act and otherwise in compliance with the 1933 Act; and

          (j) the Preferred Stock has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non assessable.

except that the representations and warranties set forth in paragraphs (b), (c), (d), (e) and (g) of this Section 1 do not apply to statements or omissions in the Registration Statement, the Prospectus or the Pricing Disclosure Material based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

          SECTION 2. PUBLIC OFFERING. Upon authorization by the Representatives of the release of the Preferred Stock, the several Underwriters propose to offer the Preferred Stock for sale upon the terms and conditions to be set forth in the Prospectus.

          SECTION 3. PURCHASE AND DELIVERY.

          (a) PURCHASE OF THE PREFERRED STOCK BY THE UNDERWRITERS. Subject to the terms and conditions set forth herein, the Company hereby agrees to sell to each Underwriter and each Underwriter agrees to purchase, severally and not jointly, the number of shares of Preferred Stock set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price of $99,000 per share of Preferred Stock, which equals the public offering price of $100,000 per share less an underwriting commission of $1,000 per share.

          (b) DELIVERY AND PAYMENT FOR THE PREFERRED STOCK. Delivery of and payment for the Preferred Stock shall be made at 10:00 A.M., New York City time, on July 27, 2012 or at such other time and date as shall be determined by agreement between the Representatives and the Company. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date”. Delivery of the Preferred Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Preferred Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Preferred Stock through the facilities of The Depository Trust Company.

          SECTION 4. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

          (a) COPIES OF REGISTRATION STATEMENT, PROSPECTUS. To furnish to each Underwriter, without charge, (i) as many copies of the Prospectus and the Registration Statement (including exhibits and documents incorporated by reference) as the Underwriters may reasonably request and (ii) during the period mentioned in paragraph (b) below, as many copies of the Prospectus amendments or supplements thereto prepared pursuant to paragraph (b) below as the Underwriters may reasonably request.

          (b) REVISIONS OF PROSPECTUS — MATERIAL CHANGES. If, during such period after the first date of the public offering of the Preferred Stock as in the opinion of counsel to the Company a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is required by law to be delivered in connection with sales of the Preferred Stock by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made when the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act regulations, forthwith to (i) prepare and furnish, at is own expense, to the Underwriters and the dealers (whose names and addresses the Representatives shall furnish to the Company) to which the Preferred Stock may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus or (ii) file with the Commission such reports pursuant to the Exchange Act, or amendments to reports previously filed by the Company thereunder so that in case of either clause (i) or (ii) of this paragraph (b) the statements in the Prospectus as so amended and supplemented will not, in the light of the circumstances under which they were made when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          (c) FILING OF PROSPECTUS SUPPLEMENT. To prepare and file with the Commission pursuant to Rule 424 under the 1933 Act as promptly as practicable after the execution of this Agreement, a prospectus supplement setting forth such information as is necessary so that the Prospectus, when delivered to a purchaser of the Preferred Stock, will comply with the 1933 Act and the 1933 Act regulations and, before amending the Registration Statement or supplementing the Prospectus with respect to the Preferred Stock, to furnish the Underwriters a copy of each such proposed amendment or supplement.

          (d) SECTION 11(A) EARNINGS STATEMENTS. To make generally available to its security holders, as soon as practicable, earnings statements, which need not be audited, that will satisfy Section 11(a) of the 1933 Act and comply with the rules and regulations thereunder.

          (e) BLUE SKY QUALIFICATIONS. If required, the Company will endeavor, in cooperation with the Underwriters, to qualify the Preferred Stock for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Preferred Stock; provided, however, that the Company shall not be obligated to file any general or unlimited consent to service of process, to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to qualify any Preferred Stock for offer and sale in any jurisdiction in which the Company shall have notified the Underwriters prior to the distribution of such Preferred Stock that it is unable or unwilling to comply with the disclosure or reporting requirements imposed by such jurisdiction. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Stock have been qualified as above provided.

          (f) 1934 ACT FILINGS. The Company, during the period when the Prospectus (or in lieu thereof the notice referred to in Rule 173(c) under the 1933 Act) is required to be delivered under the 1933 Act, will file timely all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (g) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company will (i) in respect of the Preferred Stock, promptly within the time periods specified therein, effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the 1933 Act, and (ii) take such steps as it deems necessary to ascertain promptly whether each Prospectus or Permitted Free Writing Prospectus transmitted for filing under Rule 424 or Rule 433 of the 1933 Act, as applicable, were received for filing by the Commission and, in the event that any was not, it will promptly file the relevant Prospectus or Permitted Free Writing Prospectus, as applicable.

          (h) FILING FEES. The Company will pay the required Commission filing fees related to the Preferred Stock within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

          SECTION 5. PAYMENT OF EXPENSES. The Company will pay all expenses and taxes incident to the performance of its obligations under this Agreement, including:

          (i) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto and any Permitted Free Writing Prospectus;

          (ii) The preparation, issuance and delivery of the Preferred Stock and the payment of any stamp duties or other taxes payable in that connection;

          (iii) The fees and disbursements of the Company’s independent public accountants;

          (iv) The qualification of the Preferred Stock under securities laws in accordance with the provisions of Section 4(h), including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky Survey;

          (v) The printing and delivery to the Underwriters, to the extent and in the quantities required hereby, of copies of the Registration Statement and any amendments thereto, the Pricing Disclosure Material and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Preferred Stock;

          (vi) The printing and delivery to the Underwriters of copies of any Blue Sky Survey;

          (vii) Any fees charged by rating agencies for the rating of the Preferred Stock;

          (viii) The fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.; and

          (ix) Any advertising and other out-of-pocket expenses incurred with the approval of the Company.

          SECTION 6. CONDITIONS OF OBLIGATIONS. Each Underwriter’s obligations to purchase Preferred Stock pursuant to this Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) LEGAL OPINIONS. At the Closing Date (unless otherwise indicated), the Underwriters shall have received the following documents:

          (i) OPINION OF COUNSEL TO THE COMPANY. The opinion of Associate General Counsel, Corporate Treasury of the Company, or other counsel satisfactory to the Underwriters, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that:

(A) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

(B) This Agreement has been duly authorized, executed and delivered by the Company.

          (C) Neither the execution and delivery of this Agreement nor the issuance and sale of the Preferred Stock by the Company as provided herein will (i) contravene the certificate of incorporation or by-laws of the Company or (ii) result in any violation of any of (A) the terms or provisions of any law, rule or regulation of the State of New York, the corporate laws of the State of Delaware or the federal law of the United States of America to which the Company is subject (other than with respect to applicable securities or Blue Sky laws, as to which such counsel need not express any opinion) or (B) the terms of any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound and which is material to the Company and its subsidiaries taken as a whole.

          (D) The statements contained in the Preliminary Prospectus (excluding the Base Prospectus) and the Prospectus (excluding the Base Prospectus) under the captions “Description of the Preferred Stock” and “Underwriting” insofar as such statements purport to summarize certain provisions of documents (or provisions thereof) or statutes (or provisions thereof) referred to therein, fairly present the matters referred to therein.

          (E) Each document incorporated by reference in each of the Registration Statement, the Pricing Disclosure Material and the Prospectus which was filed pursuant to the 1934 Act (except for the financial statements and schedules and other financial and statistical material contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder.

          (F) The Registration Statement is effective under the 1933 Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (G) The Registration Statement at the Effective Time and the Prospectus and any supplements and amendments thereto as of their respective effective or issue dates (except for the financial statements and schedules and other financial and statistical material contained or incorporated by reference therein or omitted therefrom and except for supplements and amendments relating only to securities other than the Preferred Stock, as to which, in each case, such counsel need not express any opinion) comply as to form in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder.

          (H) Nothing has come to such counsel’s attention that would lead such counsel to believe that (except for the financial statements and schedules and other financial and statistical material contained or incorporated by reference therein or omitted therefrom, as to which counsel need not express any belief) (i) each part of the Registration Statement at the time it became effective, and if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to such date, at the time of the most recent such filing prior to the time of issuance of this opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Pricing Disclosure Material at the Pricing Effective Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus as of its date and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (I) The shares of Preferred Stock being delivered to the Underwriters at the Closing Date have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in the Company’s certificate of incorporation, as amended to the Closing Date.

          (ii) OPINION OF TAX COUNSEL TO THE COMPANY. The opinion of Weil, Gotshal & Manges LLP, tax counsel to the Company, or other tax counsel satisfactory to the Underwriters dated as of the Closing Date, confirming the accuracy of the disclosure set forth under the caption “U.S. Federal Income Tax Consequences” in the Preliminary Prospectus and the Prospectus, in each case excluding the Base Prospectus.

          (iii) OPINION OF COUNSEL TO THE UNDERWRITERS. The opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel to the Underwriters, dated as of the Closing Date relating to the Preferred Stock and such other matters as the Representatives may reasonably request.

          (iv) In rendering the opinion referred to in subparagraph (i) above, such counsel may state that with respect to (G) and (H) of subparagraph (i), such counsel’s opinion and belief are based upon his participation in the preparation of the Registration Statement, the Pricing Disclosure Material and the Prospectus and any amendments and supplements thereto (including documents incorporated by reference) and review and discussion of the contents thereof, but are without independent check or verification except as stated therein.

          (b) OFFICER’S CERTIFICATE. At the date hereof and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Pricing Disclosure Material (excluding any amendments or supplements to the Pricing Disclosure Material since the Pricing Effective Time, if any) and the Prospectus (excluding any amendments or supplements to the Prospectus since the Pricing Effective Time, if any); and the Underwriters shall have received on the Closing Date a certificate in the form of Exhibit A hereto, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

          (c) COMFORT LETTER. The Underwriters shall have received at the Closing Date, a letter from KPMG LLP, independent public accountants, dated as of the Closing Date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Pricing Disclosure Material and the Prospectus.

          (d) OTHER DOCUMENTS. On the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Preferred Stock as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Preferred Stock as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel to the Underwriters.

          SECTION 7. ADDITIONAL COVENANTS OF THE UNDERWRITERS. Each Underwriter agrees that:

          (a) FREE WRITING PROSPECTUS USE. Except as otherwise agreed by the Company, it has not made and will not make any offer relating to the Preferred Stock that would constitute a free writing prospectus, as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433 under the 1933 Act; provided, that, if so specified in this Agreement or the Company shall otherwise so notify the Underwriters in writing, the Underwriter will make no offer relating to the Preferred Stock that will constitute a free writing prospectus as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus, without the prior consent of the Company. Any such material prepared by or on behalf of such Underwriter will only be used if it complies in all material respects with the requirement of the 1933 Act and the 1933 Act Regulations.

          (b) SELLING RESTRICTIONS COMPLIANCE. (i) Each Underwriter hereby certifies that such Underwriter has anti-money laundering policies and procedures in place in accordance with the requirements imposed by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, Pub. L, 107-56, 115 Stat. 380 (October 26, 2001), or any rules or regulations promulgated thereunder, and will comply with legal measures administered by the Office of Foreign Assets Control of the United States Department of the Treasury. Each Underwriter also certifies that such Underwriter has implemented an anti-money laundering compliance program pursuant to NASD Rule 3011; and (ii) each

Underwriter will comply with all applicable laws and regulations in each country or jurisdiction outside of the United States in or from which it purchases, offers, sells or delivers Preferred Stock or has in its possession or distributes the Prospectus for such Preferred Stock or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Preferred Stock under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Company shall have no responsibility therefor.

          SECTION 8. INDEMNIFICATION.

          (a) INDEMNIFICATION OF THE UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter, each Underwriter’s respective directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus (if used within the period set forth in Section 4(b) and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus (including, without limitation, any preliminary prospectus supplement), any Permitted Free Writing Prospectus, the Pricing Disclosure Material, or any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Preferred Stock, any directors and officers of such Underwriter or any person controlling such Underwriter, if a copy of the Pricing Disclosure Material or the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was provided (with notice that it contains additional or different material information) to such Underwriter by the Company sufficiently far enough in advance of the time of sale in order to enable such Underwriter to convey to the purchaser of the Preferred Stock and was not conveyed by or on behalf of such Underwriter to such person at or prior to the entry into the contract of sale of the Preferred Stock to such person pursuant to Rule 159 of the 1933 Act, and if the Pricing Disclosure Material or the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) INDEMNIFICATION OF COMPANY. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, (i) with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus or any amendments or supplements thereto and (ii) arising from any other free writing prospectus prepared by or on behalf of such Underwriter, except to the extent arising from the information furnished in writing by the Company expressly for use therein.

          (c) GENERAL. Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the issue and sale of the Preferred Stock, (ii) if the indemnifying party is an Underwriter, in such proportion as is appropriate to reflect the relative fault of such Underwriter on the one hand and the Company on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefits (in cases covered by clause (ii))) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total sales price received by the Company from the sale of the Preferred Stock that are the subject of the claim for indemnification (before deducting expenses) bears to the total underwriting discounts and commissions received by the Underwriters from sales of the Preferred Stock that are the subject of the claim for indemnification. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement of a fact or the omission to state a fact relates to information supplied by the Company or statements made or furnished by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i), (ii), and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which any Preferred Stock purchased by such Underwriter and distributed to the public, were offered to the public, exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, in proportion to the respective amounts of Preferred Stock solicited or purchased by each of such Underwriters, and not joint.

          SECTION 10. TERMINATION. This Agreement shall be subject to termination in the discretion of the Representatives at any time prior to the Closing Date, by notice given by the Representatives to the Company if (i)

trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal authorities; or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Representatives, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Preferred Stock.

          SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted to the address or telefax number set forth below:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Fax: 646-834-8133
Attention: Syndicate Registration

Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Phone: 866-471-2526
Attention: Registration Department

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Fax: 212-834-6081
Attention: High Grade Syndicate Desk – 3rd Floor

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
50 Rockefeller Plaza, 12th Floor
New York, NY 10020
Fax: 212-901-7881
Attention: Capital Markets Transaction Management/Legal

Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036
Fax: 212-507-8999
Attention: Investment Banking Division

UBS Securities LLC
677 Washington Boulevard,
Stamford, Connecticut 06901
Phone: 203-719-1088
Fax: 203-719-0495
Attention: Fixed Income Syndicate

          SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 13. SURVIVAL. (a) The representations, warranties and agreements of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, their officers or directors or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for the Preferred Stock. The provisions of Sections 8, 9 and 13(b) shall survive the termination or cancellation of this Agreement.

          (b) If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Preferred Stock for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Preferred Stock for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

          SECTION 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          SECTION 15. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          SECTION 16. RELATIONSHIP. The Company and the Underwriters acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship.

[Signature page follows.]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kathryn A. Cassidy

Name: Kathryn A. Cassidy
Title: Senior Vice President, Corporate Treasury and Global Funding Operation

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Paige Maire

Name: Paige Maire
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene

Name: Adam T. Greene
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner

Name: Stephen L. Sheiner
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Brendan Hanley

Name: Brendan Hanley
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz

Name: Yurij Slyz
Title: Executive Director

UBS SECURITIES LLC

By:	/s/ Bill Yialamas

Name: Bill Yialamas
Title: Executive Director

By:	/s/ Mehdi Manil

Name: Mehdi Manil
Title: Associate Director

SCHEDULE I

Underwriter	Number of Shares of Preferred Stock

Barclays Capital Inc.	2,917
Goldman, Sachs & Co.	2,917
J.P. Morgan Securities LLC	2,917
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	2,917
Morgan Stanley & Co. LLC	2,916
UBS Securities LLC	2,916

Total	17,500

SCHEDULE II

List of All Permitted Free Writing Prospectuses

Term Sheet dated July 24, 2012, attached hereto as Schedule III

Schedule III

Filed Pursuant to Rule 433
Registration Statement No. 333-178262
July 24, 2012

General Electric Capital Corporation

Pricing Term Sheet

Fixed-To-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B

Issuer:	General Electric Capital Corporation (“GECC”)

Security:	Fixed-To-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, $0.01 par value (“Series B Preferred Stock”)

Expected Issue Ratings*:	[Intentionally Omitted]

Size:	$1,750,000,000 (17,500 shares)

Authorized Shares:	17,500 shares of Series B Preferred Stock

Liquidation Preference:	$100,000 per share

Term:	Perpetual, subject to optional redemption by GECC on or after December 15, 2022, as described below

Dividend Rate (Non- Cumulative):	From the date of issuance to, but excluding, December 15, 2022, 6.250% per annum and from and including December 15, 2022, three-month LIBOR plus a spread of 4.704%

Dividend Payment Dates:

Semi-annually, in arrears, on June 15 and December 15 of each year, beginning on December 15, 2012 and ending on December 15, 2022 and, thereafter, quarterly, in arrears, on March 15, June 15, September 15, and December 15 of each year, beginning on March 15, 2023

Day Count:	From the date of issuance to, but excluding, December 15, 2022, 30/360 Following Unadjusted and from and including December 15, 2022, Actual/360 Modified Following Adjusted

Trade Date:	July 24, 2012

Settlement Date:	July 27, 2012

Optional Redemption:

GECC may redeem the Series B Preferred Stock at its option, (i) in whole or in part, from time to time, on any dividend payment date on or after December 15, 2022 at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends to but not including the redemption date, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined and subject to the limitations described in the Preliminary Prospectus Supplement dated July 24, 2012), at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends to but not including the redemption date.

Public Offering Price:	$100,000 per share

Underwriting Commission:	$1,000 per share

Net Proceeds to Issuer after Deducting Underwriting Commissions but before Offering Expenses:	$1,732,500,000

Joint Book-Running Managers:	Barclays Capital Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC UBS Securities LLC

Listing:	The Preferred Stock will not be listed for trading on any stock exchange or available for quoting on any national quotation system.

CUSIP/ISIN:	369622SP1 / US369622SP16

*Note: A securities rating is not a recommendation to buy, sell or hold securities, and may be subject to change or withdrawal at any time.

GECC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents GECC has filed with the SEC for more complete information about GECC and this offering. You may get these documents for free by visiting EDGAR at the SEC website at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Goldman, Sachs & Co. toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or UBS Securities LLC toll-free at 1-877-827-6444, ext. 561 3884.

EXHIBIT A

GENERAL ELECTRIC CAPITAL CORPORATION
Executive Officer’s Certificate

          I, ___________________, ______________ of General Electric Capital Corporation, a Delaware corporation, (the “Company”), DO HEREBY CERTIFY pursuant to Section 6(b) of the Underwriting Agreement dated as of July 24, 2012 (the “Underwriting Agreement”), between the Company and the Underwriters named therein, relating to the Preferred Stock that:

1.

The representations and warranties of the Company contained in Section 1 of the Underwriting Agreement are true and correct on and as of the date hereof, as if made on and as of such date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the date hereof;

2.

No stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of my knowledge, no proceedings for such purpose are pending before or threatened by the Securities and Exchange Commission; and

3.

There has been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Pricing Disclosure Material (excluding any amendments or supplements to the Pricing Disclosure Material since the Pricing Effective Time, if any) and the Prospectus (excluding any amendments or supplements to the Prospectus since the Pricing Effective Time, if any).

          Capitalized terms used in this certificate have the meanings ascribed to them in the Underwriting Agreement.

          IN WITNESS WHEREOF, I have signed this certificate as of this ___ day of July, 2012.

Name:
Title: